Articles of Amendment
to
Articles of Incorporation
of

FILED
SECRETARY OF S
DIVISION OF CORPOR

09 APR -3 PM 3:

MEMORY LANE SYNDICATION, INC.
(Name of Corporation as currently filed with the Florida Dept. of State)

P05000007804
(Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

____

The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."

B. Enter new principal office address, if applicable: _______________
(Principal office address MUST BE A STREET ADDRESS)

____

____

C. Enter new mailing address, if applicable: _______________
(Mailing address MAY BE A POST OFFICE BOX)

____

____

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent: _______________

New Registered Office Address: _______________
(Florida street address)

_______________, Florida_____
(City) *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:
(Attach additional sheets, if necessary)

Title	Name	Address	Type of Action
PRES	DENIS LANE	5100 W COPANS RD SUITE 710 MARGATE, FL 33063	☐ Add ☑ Remove
COO	JOSEPH PORELLO	5100 W COPANS RD SUITE 710 MARGATE, FL 33063	☐ Add ☑ Remove
CFO	JAMES M DYAS	5100 W COPANS RD SUITE 710 MARGATE, FL 33063	☐ Add ☑ Remove

E. **If amending or adding additional Articles, enter change(s) here:**
(attach additional sheets, if necessary). (Be specific)

ARTICLE IV

The number of shares the corporation is authorized to issue is: 100,000,000.

F. **If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:**
(if not applicable, indicate N/A)

MEMORY LANE SYNDICATION, INC. DOC. NO. P05000007804

If amending the Officers and/or Directors, enter the title and name of each officer/director being
removed and title, name, and address of each Officer and/or Director being added:

TITLE: SECRETARY REMOVE
IVAN BEAL
5100 W.COPANS RD SUITE 710
MARGATE, FL 33063

TITLE: DIRECTOR ADD
MARTIN A BERNS
5100 W.COPANS RD SUITE 710
MARGATE, FL 33063

TITLE: SECRETARY ADD
MARTIN A BERNS
5100 W.COPANS RD SUITE 710
MARGATE, FL 33063

The date of each amendment(s) adoption: March 31, 2009

Effective date if applicable: March 31, 2009
(no more than 90 days after amendment file date)

Adoption of Amendment(s) **(CHECK ONE)**

☐ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ______________________________."
(voting group)

☑ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated April 2, 2009

Signature ______________________________
(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

MARTIN A BERNS
(Typed or printed name of person signing)

PRESIDENT
(Title of person signing)